SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        October 8, 2002
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

Revised Exchange Offer for Minority Interest in Pure Resources, Inc.

         On October 9, 2002, Unocal Corporation, a Delaware corporation ("Unocal"), announced that it has entered into an agreement with the senior management of Pure Resources, Inc. ("Pure") providing for their support of Unocal's pending exchange offer for the shares of Pure common stock not currently owned by Unocal. In accordance with the agreement, Unocal's subsidiary, Union Oil Company of California, a California corporation ("Union Oil"), is increasing the exchange ratio of the exchange offer to 0.74 shares of Unocal common stock for each share of Pure's common stock. Unocal has been informed by the special committee of the Pure board of directors that the committee will recommend that Pure stockholders accept the increased offer and tender their shares.

         The members of Pure's senior management have agreed to tender all their outstanding shares into the exchange offer and to relinquish, without payment of additional consideration, the put rights that cover a total of 2,796,959 currently outstanding shares and options to acquire an additional 4,100,584 Pure shares. The 2,796,959 Pure shares currently outstanding that are subject to the agreement represent approximately 5.5 percent of Pure's outstanding shares. In addition, Unocal has agreed that it will not waive the condition to the offer that a sufficient number of Pure shares are tendered to result in Union Oil owning at least 90 percent of Pure's outstanding common stock.

         Unocal will file the amended offering documents with the U.S. Securities and Exchange Commission shortly. The exchange offer will be extended to remain open for 10 business days from the date of the amendment and will remain subject to the conditions included in the offer as amended on October 3, 2002.

         Unocal said that the increased exchange ratio of 0.74 represents the highest and best offer that Unocal will make for the Pure shares. Unocal also reported that it has been advised by the depositary for the exchange offer that, as of October 8, 2002, the number of Pure shares that have been tendered and not withdrawn is 467,137.

Hurricane Lili Impact

         Unocal continues to assess damage to its offshore facilities from Hurricane Lili, which was rated a Category 4 storm as it crossed the company's structures in the Eastern Gulf of Mexico.

         All of Unocal's production from the Western Gulf and onshore has been restored, but about 22,000 barrels of oil equivalent per day produced from wells in the Eastern Gulf remain shut-in.

         The Company is working to complete damage assessments, conduct repairs and restore production as quickly as possible.

This filing contains certain forward-looking statements about future business transactions involving Unocal and Pure. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially from what is expressed or forecasted in this news release. Those risk factors are discussed in the Unocal and Pure Annual Reports on Form 10-K, in each case as amended, and subsequent reports that have been filed by the companies with the U.S. Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                           UNOCAL CORPORATION
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                                           (Registrant)




Date:  October 9, 2002                  By:  /s/ JOE D. CECIL
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                                           Joe D. Cecil
                                           Vice President and Comptroller

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